CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-27991, 333-88176, 333-39323, 333-67034 and
333-67038) of Stein Mart, Inc. of our report dated March 29, 2002, except as to the revolving credit agreement amendment as described in Note 4 which is as of April 17, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
Jacksonville, Florida
April 17, 2002

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